Exhibit 10.19

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, including the attached glossary in Schedule A, (the “Agreement”), is entered into effective as of [_____], 20[__], by and between Schlumberger Limited (Schlumberger N.V.), a Curaçao corporation (the “Company”), and [_______________], a member of the Board of Directors of the Company (“Indemnitee”).

Section 1.
Agreement to Serve. Indemnitee agrees to serve or continue to serve, as the case may be, as a member of the Board of Directors (if duly elected and/or reelected or until such Director’s death, resignation or removal) of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Agreement does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.
Section 2.
Indemnification.
(a)
Indemnification of Expenses. The Company will indemnify Indemnitee against any and all Expenses to the fullest extent permitted by law and the Articles of Incorporation and Amended and Restated By-Laws of the Company as in effect from time to time (collectively, the “Constituent Documents”) if Indemnitee was, is, becomes or is threatened to be made a party to or witness or other participant in a Claim by reason of (or arising in part out of) an Indemnifiable Event irrespective of whether Indemnitee has ceased to be a/an member of the Board of Directors of the Company.

The parties intend for the Company to indemnify Indemnitee to the fullest extent permitted by law and the Constituent Documents in all circumstances. If there is any change of law or change in the Constituent Documents after the date of this Agreement that expands the right of the Company to indemnify Indemnitee, it is the intent of the parties that the Company will indemnify Indemnitee to the fullest extent afforded by such change. If there is any change of law or change in the Constituent Documents that narrows the right of the Company to indemnify Indemnitee, unless otherwise required by such change in law, such change will have no effect on this Agreement or the parties’ rights and obligations under this Agreement.

(b)
Procedure for Determining Availability of Indemnity.
i.
Indemnitee will notify the Company in writing of any Claim for which Indemnitee intends to seek indemnification or Expenses reimbursement as soon as possible after the Indemnitee has received written notice of the Claim. Indemnitee’s written notice to the Company will include a description of the nature of the Claim and the facts of the Indemnifiable Event underlying the Claim. Indemnitee will also provide all available documentation and information necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Agreement.

ii.
Within 20 days of the receipt of the final disposition of the Claim for which Indemnitee requested indemnification, the Board of Directors will appoint a Reviewing Party to review the request for indemnification. “Reviewing Party” means:

(x) any Director or group of Directors, including but not limited to an existing committee of the Board of Directors,

(y) any other person or group of persons appointed by the Board of Directors who is not a party to the Claim, or

(z) Independent Legal Counsel.

In the event of a Change in Control, the Reviewing Party will be the Independent Legal Counsel.

iii.
The Reviewing Party will review and provide a determination within the latter of (1) 30 days of his/her/its appointment (the “Appointment Date”) or (2) the final disposition of the Claim for which Indemnitee requested indemnification, of whether or not Indemnitee is entitled to indemnification, including a description of any reason or basis for which indemnification has been denied under applicable law or the Constituent Documents. The Reviewing Party’s determination that Indemnitee is owed indemnity will be binding on the Company.
iv.
Indemnitee will cooperate with the Reviewing Party’s review and determination of whether the Company should indemnity Indemnitee and will provide any available documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably necessary to such determination. The Company will advance and pay all reasonable Expenses incurred by Indemnitee to cooperate with Reviewing Party’s review and determination of any available indemnity, regardless of the Reviewing Party’s ultimate determination.
Section 3.
Indemnification Procedures and Conditions.
(a)
Advancement of Expenses. To the extent not prohibited by law and subject to the conditions described below, the Company will pay all of Indemnitee’s Expenses incurred in advance of the final disposition of the Claim (an “Expense Advance”). All Expense Advances will be paid by the Company to Indemnitee (or to a third party as directed by Indemnitee) as soon as reasonably practicable and no later than 30 days after written demand by Indemnitee for payment is given to the Company.

If Indemnitee directly pays for Expenses, Company will reimburse Indemnitee for all reasonable Expenses provided that the conditions described below are met.

(b)
Conditions. The obligations of the Company to pay Expenses and make Expense Advances are subject to the following:
i.
if it is determined under Section 2(b) that Indemnitee is not entitled to indemnification, Indemnitee will reimburse the Company for all Expense Advances and any Expense reimbursements the Company made to Indemnitee; and

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ii.
Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and interest free.
(c)
No Presumptions. For the purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
Section 4.
Non-exclusivity. This Agreement supersedes and replaces any prior indemnification agreement between the Company and Indemnitee covering indemnification and advancement of expenses, but does not alter and is in addition to any rights to which Indemnitee may be otherwise entitled under applicable law, the Constituent Documents, any insurance policy, a vote of shareholders or a resolution of directors, or otherwise.
Section 5.
No Duplication of Payments. The Company shall not be liable under this Agreement to indemnify Indemnitee to the extent Indemnitee has actually received payment (under any insurance policy, Constituent Document or otherwise) of amounts otherwise indemnifiable hereunder.
Section 6.
Partial Indemnification. If there is a determination that Indemnitee is entitled to indemnification for some but not all of the Expenses incurred in connection with any Claim, the Company will pay Expense Advancements or will reimburse Expenses for the applicable Expenses.
Section 7.
Indemnification for Expenses of a Witness. To the fullest extent permitted by law and the Constituent Documents, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate or provide information.
Section 8.
Liability Insurance. From the effective date of this Agreement, the Company, at its sole expense, shall maintain in force, for the benefit of Indemnitee in common with all other directors and officers of the Company, directors’ and officers’ liability insurance with an aggregate policy limit of such amount as is reasonable with regard to the potential liability faced by the directors and officers of the Company. Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors. At the time of the receipt of a notice of a Claim pursuant to this Agreement, the Company will give prompt notice of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company will take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies. Indemnitee agrees to assist the Company’s efforts to cause the insurers

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to pay such amounts and will comply with the terms of such policies, including selection of approved counsel, if required.
Section 9.
Exceptions. Regardless of any provision to the contrary, the Company will not be obligated under this Agreement:
(a)
to indemnify or advance Expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except:
(i)
with respect to actions or proceedings brought to establish or enforce a right to indemnification under applicable law, the Constituent Documents or this Agreement or otherwise relating to Claims for Indemnifiable Events, or
(ii)
if the Board of Directors has approved the initiation or bringing of such Claim;
(b)
to indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; and
(c)
to indemnify Indemnitee for:
(i)
expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated thereunder, or any similar successor statute, rules or regulations; or
(ii)
any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).
Section 10.
Remedies of Indemnitee.
(a)
Indemnitee may commence litigation against the Company in any court selected by Indemnitee to obtain indemnification or advancement of Expenses provided by this Agreement in the event that:
i.
a determination is made pursuant to Section 2(b) that Indemnitee is not entitled to indemnification under this Agreement,

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ii.
the determination of entitlement to indemnification is not made pursuant to Section 2(b) within 30 days of the date required thereunder,
iii.
the Company does not advance Expenses in accordance with Section 3,
iv.
the Company does not indemnify Indemnitee in accordance with Section 2, Section 6 or Section 7 within 30 days after a determination has been made that Indemnitee is entitled to indemnification, or
v.
in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder.

Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a). The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)
If a determination is made pursuant to Section 2(b) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 will be conducted in all respects as a de novo trial or arbitration on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 10 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and will not introduce evidence of the determination made pursuant to Section 2(b).
(c)
The Company is, to the fullest extent not prohibited by law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding, or enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
(d)
It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement by litigation or otherwise, because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee under this Agreement. The Company, to the fullest extent permitted by law, will (within 30 days

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after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with a Claim concerning this Agreement, Indemnitee’s other right to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company, and will indemnify Indemnitee against any and all such Expenses unless the court determines that each of the Indemnitee’s claims in such action were made in bad faith or frivolous, or that the Company is prohibited by law from indemnifying Indemnitee for such Expenses.
Section 11.
Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
Section 12.
Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.
Section 13.
Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, estate, spouse, heirs, executors and personal and legal representatives. The Company shall cause any successor, whether direct or indirect, to expressly assume the obligations of the Company hereunder. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company or of any other Enterprise at the Company’s request.
Section 14.
Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand, on the date of such receipt, (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date postmarked or (iii) if delivered by facsimile transmission or electronic mail, on the date of such receipt when received prior to 5:00 p.m. local time, otherwise on the date following such receipt. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.
Section 15.
Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes,

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amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Claim; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
Section 16.
Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. The remaining provisions shall remain enforceable to the fullest extent permitted by law and, to the fullest extent possible, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 17.
Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of Curaçao, without regard to the conflict of laws principles thereof.
Section 18.
Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
Section 19.
Amendment and Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 20.
Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AGREED TO AND ACCEPTED: _________________________ Name: [______________] Title: [______________] Address: [______________] [______________]	SCHLUMBERGER LIMITED By: Name: [______________] Title: [______________] Address: 5599 San Felipe Street, Houston, TX 77056 USA

Schedule A

Glossary

For the purposes of this Agreement, the following terms will have the definitions assigned below.

(a)
“Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(b)
A “Change in Control” means a change in control of the Company which shall be deemed to have occurred if at any time:
(i)
any Person is or becomes the Beneficial Owner, directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding shares without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such Person attaining such percentage interest unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;
(ii)
the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors in office thereafter;
(iii)
during any 15-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors; but provided, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;
(iv)
the approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and
(v)
there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under

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the Exchange Act, whether or not the Company is then subject to such reporting requirement.
(c)
“Claim” means any threatened, pending or completed action, suit, claim, counterclaim, cross claim, proceeding, arbitration, mediation, alternative dispute resolution mechanism, inquiry, investigation, or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, regulatory, or investigative (formal or informal) nature, including any appeal therefrom in which Indemnitee was, is, or will be involved as a party, potential party, non-party witness, or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. A Claim also includes a situation that Indemnitee in good faith believes might lead to, or culminate in, the institution of a Claim.
(d)
“Corporate Status” describes the status of a person who is or was acting as a director, officer, employee or Agent of the Company or an Enterprise.
(e)
“Enterprise” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or agent.

(f)
“Expenses” means:
(i)
any and all reasonable expenses, including attorneys’ fees, retainers, court costs, transcript costs, fees and other costs of experts and other professionals, witness fees, travel expenses, printing and binding costs, postage, delivery service fees, and all other costs, expenses and obligations incurred in connection with this Agreement, ERISA excise taxes and disbursements, obligations or expenses of the type customarily incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim;
(ii)
any and all judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim, including all interest, assessments and other charges paid or payable in connection with or in respect thereof, including excise taxes assessed with respect to any employee benefit plan; and
(iii)
any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(g)
“Indemnifiable Event” means any event or occurrence related to the fact that Indemnitee is or was a director, officer, partner, employee, trustee, agent or

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fiduciary of the Company, or of any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee, trustee, agent or fiduciary of any Enterprise, which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary while serving in such capacity, or by reason of any action or inaction on the part of Indemnitee in such capacity.
(h)
“Independent Legal Counsel” means an attorney or firm of attorneys, “AV” or better rated by Martindale Hubbell, having no previous employment, attorney-client or other relationship with the Company or Indemnitee in the past five years selected by Indemnitee and consented to in writing by the Company, which consent shall not be unreasonably withheld. In the event that the parties cannot agree on the selection of Independent Legal Counsel, such counsel shall be drawn by lot from a selection of at least four law firms having more than fifty attorneys and an “AV” or better rating by Martindale-Hubbell, two of which firms shall be chosen by the Company and two of which shall be chosen by Director. The drawing shall be done in the presence of both parties or their legal counsel, as each party may elect.
(i)
“Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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